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                                                                     Exhibit 4.1


                           RETIREMENT PLAN PERFORMANCE

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

                                                                                         AVERAGE ANNUAL TOTAL
                                                                                            RETURNS AS OF
                                                                YTD                         JULY 31, 2003
                                                              RETURNS                       -------------
                                  FUND       EXPENSE           AS OF            1          3           5           10
FUND NAME                        NUMBER       RATIO       AUGUST 18, 2003      YEAR       YEAR        YEAR        YEAR
---------                        ------      -------      ---------------     ------    -------     -------      ------
Amer Funds New Persp A*            2777       0.82%            13.53%         13.45%     -7.02%       4.11%       11.03%
Enesco Group, Inc.*                2408         --              7.21%          3.78%      5.74%         --           --
Extended Mkt Index Inv               98       0.26%            23.92%         21.53%     -7.50%       2.09%        9.20%
International Growth Inv             81       0.67%            14.31%          6.80%    -11.75%      -2.79%        5.39%
Morgan Growth Fund Inv               26       0.48%            18.57%         16.50%    -12.11%      -0.19%        9.83%
Prime Money Mkt Fund                 30       0.33%             0.61%          1.18%      3.03%       3.96%        4.48%
Total Bond Mkt Index Inv             84       0.22%             0.68%          5.19%      7.79%       6.32%        6.52%
Total Stock Mkt Idx Inv              85       0.20%            16.61%         12.54%     -9.29%      -0.33%        9.69%
U.S. Growth Fund Investor            23       0.50%            14.84%          9.03%    -26.98%     -11.06%        5.10%
Wellington Fund Inv                  21       0.36%             9.45%          7.24%      4.87%       4.75%       10.36%
Windsor II Fund Inv                  73       0.42%            13.87%          9.34%      1.56%       0.88%       10.59%
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* YTD return as of Jul 31, 2003, and annual returns as of Jul 31, 2003.
Except for funds with *, all are Vanguard funds.